EXHIBIT 1

                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              BENHAM MANAGER FUNDS
                             (amended May 31, 1995)


AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, this ____ day of July, 1994, by the Trustees hereunder.

         WHEREAS the Trustees desire and have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth,

         NOW, THEREFORE, the Trustees hereby direct that this Agreement and Declaration of Trust be filed with the Secretary of the Commonwealth of Massachusetts and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1. Name. This Trust shall be known as BENHAM MANAGER FUNDS and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

         (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

         (b) "Trustees" refers to the Trustees of the Trust named in Article IV hereof or elected or appointed in accordance with such Article;

         (c) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust property belonging to any and all Series and Classes of the Trust (as the context may require) shall be divided from time to time;

         (d) "Shareholder" means a record owner of Shares;

         (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

         (f) The term "Commission" shall mean the United States Securities and Exchange Commission;


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         (g) "Declaration of Trust" shall mean this Agreement and Declaration of
Trust, as amended or restated from time to time;

         (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

         (i) "Series Company" refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision; and

         (j) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III. Present and future separate "Series" of the Trust may be referred to as "Portfolios" or "Funds" and these terms may be used alternatively in publications and communications with investors. Unless the context otherwise requires, the term "Series" shall include Classes into which Shares of the Trust, or of a Series, may be divided from time to time.

         (k) "Class" means the two or more Classes as may be established and designated from time to time pursuant to Section 7 hereof.

                                   ARTICLE II

                                PURPOSE OF TRUST

         The purpose of the Trust is to provide investors a managed investment company registered under the 1940 Act consisting of one or more Series that invest primarily in debt or equity securities.

                                   ARTICLE III
                                     SHARES

         Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. Subject to the provisions of Sections 6 and 7 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI,
Section 1 hereof. No Shares shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII,
Section 4 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares of such Series held of record by each Shareholder on the record date established for any dividend or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest of the Shares of that Series in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

         Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and as to the number of Shares of each Series held from time to time by each shareholder.

         Section 3. Investments in the Trust. The Trustees may accept investments in the Trust from such persons, at such times, on such terms, and for such consideration as they from time to time authorize.

         Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Each Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall neither operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property, other than as specified in this Declaration of Trust, or right to call for a partition or division of the same, or for an accounting; nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than that which the Shareholder may at any time personally agree to pay.

         Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without Shareholder approval, to add to, delete, replace, or otherwise modify any provisions relating to the Shares issued pursuant to this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

         Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend this Declaration of Trust to:

         (a) create one or more Series of Shares (in addition to any Series already existing or otherwise) with such rights and preferences and such eligibility requirements for investment as the Trustees shall determine, and reclassify any or all outstanding Shares as shares of particular Series in accordance with such eligibility requirements;

         (b) amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 and paragraphs (a) through (d) of Section 7 of this Article III;


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         (c) combine one or more Series of Shares into a single Series on such terms and conditions as the Trustees shall determine;

         (d) change or eliminate requirements for investment in Shares of any Series, including without limitation, to provide for the issue of Shares of any Series in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or investment company;

         (e) change the designation of any Series of Shares;

         (f) change the method of allocating dividends among the various Series of Shares;

         (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series of Shares;

         (h) specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares which are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series.

         Section 6. Establishment and Designation of Series. The establishment and designation of any Series of Shares shall be effective upon the resolution by a majority of the Trustees, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such resolution.

         Shares of each Series established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

         (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, shall be so recorded upon the books of account of the Trust, and are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments that are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between, or among any one or more of, the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Trust with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series. Any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustee shall be conclusive and binding upon the holders of all Series for all purposes. Under no circumstances shall the assets allocated or belonging to any particular Series be charged with liabilities attributable to any other Series. All persons who have extended credit which has been allocated to particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look only to the assets of that particular Series for payment of such credit, claim, or contract.

         (c) Income, Distributions, and Redemptions. The Trustees shall have full discretion, to the extent consistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Notwithstanding any other provision of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series. Except as specifically provided in Section 7 of this Article III, no Shareholder of any particular Series shall otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.

         (d) Voting. A Shareholder of each Series shall be entitled to one vote for each dollar of net asset value of such Series, on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. All references in this Declaration of Trust or the Bylaws to a vote of, or the holders of, a percentage of Shares shall mean a vote of, or the holders of, that percentage of total votes representing dollars of net asset value of a Series or of the Trust, as the case may be. The Trustees may from time to time establish conditions according to which the several Series shall have separate voting rights. If any Series would not, in the Trustees' sole judgment, be materially affected by a proposal, the Trustees may determine that such Series shall have no rights to vote on such proposal. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust, or the Bylaws, to be taken by Shareholders. The Bylaws may include further provisions regarding Shareholder voting, meetings and related matters.

         (e) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series.

         (f) Fractions. Any fractional Share of a Series shall carry all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust proportionate to its value in relation to a whole Share of that Series.


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         (g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

         (h) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single Series.

         (i) Elimination of Series. If at any time there are no Shares outstanding of any particular Series previously established and designated, the Trustees may eliminate such Series in their sole discretion.

         Section 7. Class Designation. The Trustees, in their discretion, may authorize the division of the Shares of the Trust, or, if any Series be established, the Shares of any Series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any Series shall be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different Classes as to allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Classes as the context may require.

         If the Trustees shall divide the Shares of the Trust or any Series into two or more Classes, the following provisions shall be applicable:

         (a) All provisions herein relating to the Trust, or any Series of the Trust, shall apply equally to each Class of Shares of the Trust or of any Series of the Trust, except as the context requires otherwise.

         (b) The number of Shares of each Class that may be issued shall be unlimited. The trustees may classify or reclassify any unissued Shares of the Trust or any Series or any Shares previously issued and reacquired of any Class of the Trust or of any Series into one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class reacquired by the Trust at their discretion from time to time.

         (c) Liabilities, expenses, costs, charges, and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption, and liquidation rights of, the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

         (d) The establishment and designation of any Class of Shares shall be effective upon the execution of a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. The Trustees may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

         Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reasons, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which he or she is (or was) a Shareholder, to be held harmless from and indemnified against all loss and expense arising from such liability.

                                   ARTICLE IV

                                  THE TRUSTEES

         Section 1. Number, Election and Tenure. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than two nor more than fifteen. The initial Trustees shall be Joseph R. Fleming and Richard A. Stamm. The Trustees may, by vote of a majority of the remaining Trustees, fill vacancies on the Board of Trustees or remove Trustees with or without cause, by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) if the Trustee to be removed is not an "interested" Trustee, or by vote of the Trustees who are "interested persons," if the Trustee to be removed is an "interested" Trustee. Each Trustee shall serve during the lifetime of the Trust until he dies, resigns, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor, except, that Trustees who are not "interested persons" or employees of The Benham Group of companies shall retire at the end of the calendar year in which they shall have reached the age of seventy-five
(75) years. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless otherwise specified in such written instrument. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

         Section 2. Effect of Death, Resignation, Etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy on the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all of the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of such vacancy. In the event of the death, declination, resignation, retirement, removal, or incapacity of all of the Trustees within a short period of time and without the opportunity for at least one Trustee to appoint additional Trustees to fill vacancies, the Trust's investment advisor or investment advisors jointly, if there is more than one, are empowered to appoint new Trustees.

         Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal such Bylaws to the extent that any amendments do not result in reserving the right to amend this Declaration of Trust and do not reserve that right to the Shareholders; they may fill vacancies in or reduce the number of Trustees, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate. They may appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine. They may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank. They may retain a transfer or shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of eligible Shareholders with respect to various matters, and, in general, to delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, or principal underwriter. Any determination as to what is in the best interest of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

         Without limiting the foregoing, the Trustees shall have power and authority:

         (a) To invest and reinvest cash, to hold cast uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income securities or certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality of the U.S. Government, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international or supranational instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities; to change the investments of the assets of any Series of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest with respect to any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, and with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers, and privileges with respect to any of said instruments;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust,

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property, whether in bearer, unregistered, or any other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

         (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

         (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

         (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

         (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (j) To borrow funds or other property;

         (k) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

         (l) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the Trust's business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being, or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment advisor, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability;

         (m) to pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust; and

         (n) notwithstanding any other provision hereof, to invest all of the assets of any series in a single open-end investment company, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

         Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation, and such expenses and charges for the services of the Trust's officers, employees, investment advisor or manager, principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

         Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.


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         Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

         Section 7. Service Contracts.

         (a) Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with Benham Management Corporation or any other corporation, trust, association, or other organization (the "Advisor"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Advisor to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested, and to make changes in the Trust's investments.

         (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares of any, some, or all of the Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

         (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trust, associations, or other organizations, appointing it or them the transfer agent(s) and/or shareholders servicing agent(s) of the Trust or one or more of the Series. Specifically, the Trustees are empowered to contract or join with other investment companies managed by the Trust's Investment Advisor to have transfer agency and/or shareholder servicing activities performed jointly by such transfer agents or shareholder servicing agents and their employees with an appropriate allocation between the investment companies of the costs and expenses of providing such services. Each such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

         (d)      The fact that:

                  (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                  (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

              SHAREHOLDERS' VOTING POWERS AND SHAREHOLDER MEETINGS

         Section 1. Voting Powers. Subject to the provisions of Article III,
Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) to the same extent as the stockholders of a California business corporation as to whether or not a court action, proceeding, or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iii) with respect to the termination of the Trust or any Series to the extent as provided in Article VIII, Section 4, and (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or other applicable law, this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may exercise all rights of Shareholders of that Series with respect to matters affecting that Series, and may take any action required by law, this Declaration of Trust, or the Bylaws to be taken by the Shareholders.

         Section 2. Shareholder Meetings. Shareholder meetings may be called by the Trustees for the purpose of electing Trustees as provided in Article IV,
Section 1, and for such other purposes as may be prescribed by law, by this Declaration of Trust, or by the Bylaws. Shareholder meetings may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or by his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

         Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the Bylaws, or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series is to vote as a single Class separate from other Shares which are to vote on the same matters, forty percent (40%) of the Shares of each such Series entitled to vote shall constitute a quorum at a Shareholder meeting of that Series. Any Shareholder meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions, and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust, the Bylaws, or applicable law.

         Section 4. Action by Written Consent. Any action permitted to be taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) consent to the action in writing, and such written consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 5. Record Dates. For the purpose of determining the Shareholders of any Series who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 75 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series having the right to notice of and to vote at such meeting and any adjournment thereof. In such case, only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series having the right to receive such dividend or distribution. Without fixing a record date the Trustees may, for voting and/or distribution purposes, close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series.

         Section 6. Additional Provisions. Bylaws may include further provisions concerning Shareholder voting, Shareholder meetings, and related matters.

                                   ARTICLE VI

                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

         Section 1. Determination of Net Asset Value, Net Income and Distributions. Subject to Article III, Sections 6 and 7 hereof, the Trustees, in their absolute discretion, as they may deem necessary or desirable, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution the manner of determining the net income attributable to the Shares of any Series or of any Class, and the declaration and payment of dividends and distributions on the Shares of any Series or Class.

         Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize, and the Trust will pay therefor the net asset value thereof, as determined in accordance with the 1940 Act, and with any other applicable provisions of law or of the Bylaws. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this Section 2 may be suspended or postponed by the Trustees in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series, or during any other period permitted by order of the Commission for the protection of investors.

         Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the outstanding Shares of the Trust or of any Series, as such percentage may be determined from time to time by the Trustees.

                                   ARTICLE VII

              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

         Section 1. Compensation. The Trustees shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

         Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, or principal underwriter of the Trust, nor shall any Trustee be responsible for the acts or omissions of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed, or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed, or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

         Section 3. Indemnification. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase insurance for and to provide by resolution or in the Bylaws for indemnification out of Trust assets for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit, or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust. The provisions, including any exceptions and limitations concerning indemnification, may be set forth in detail in the Bylaws or in a resolution adopted by the Board of Trustees.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 1. Trustees and Shareholders Not Personally Liable; Notice. All persons extending credit to, contracting with, or having any claim against the Trust or any Series shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series, only to the assets belonging to the relevant Series, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

         Every note, bond, contract, instrument, certificate, or undertaking made or issued on behalf of the Trust by the Trustees, by an officer or officers or otherwise may include a notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and may recite that the note, bond, contract, instrument, certificate, or undertaking was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series for the benefit of which the Trustees have caused the note, bond, contract instrument, certificate, or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

         Section 2. Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

         Section 4. Termination of Trust or Series. Unless terminated as provided herein, the Trust shall continue indefinitely. The Trust may be terminated at any time by vote of at least two-thirds (66-2/3%) of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of at least two-thirds (66-2/3%) of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series.

         Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses, and liabilities belonging, severally, to each Series (or to the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by each Shareholder on the date of termination.

         Section 5. Merger and Consolidation. The Trustees may cause the Trust or one or more of its Series to be merged into or consolidated with another Trust or company or the Shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law. Such merger or consolidation or share exchange must be authorized by vote of a majority of the outstanding Shares of the Trust as a whole or any affected Series, as applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish an exchange, sale of assets, merger or consolidation.

         Section 6. Filing of Copies; References; Headings. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust, or of any such amendments. In this Declaration of Trust and in any such amendment, references to this Declaration of Trust, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this Declaration of Trust as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

         Section 7. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         Section 8. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees subject to Shareholder voting rights, if any, pursuant to Article V hereof.

         Section 9. Trust Only. It is the intention of the Trustees to create only the relationship of trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 10. Use of the Name "Benham". Benham Management Corporation ("BMC") has consented to the Trust's use of the identifying word or name "Benham" in the Trust's name. Such consent is conditioned upon the employment of BMC, its successors or any affiliate thereof, as the Advisor of the Trust. As between the Trust and itself, BMC controls the use of the Trust's name insofar as such name contains the name and identifying word "Benham," which may be used from time to time in other connections and for other purposes by BMC or affiliated entities. BMC may require the Trust to cease using "Benham" in the Trust's name if the Trust ceases for any reason to employ BMC, an affiliate, or any successor as the Trust's Advisor.

         Section 11. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration of Trust are severable. If the Trustees shall determine, with the advice of counsel, that any of such provisions conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, or with other applicable laws and regulations, the conflicting shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any provision of this Declaration of Trust in any jurisdiction.

         IN WITNESS WHEREOF, the initial Trustees as aforesaid do hereto set their hands this ____ day of July, 1994.

________________________  Joseph R. Fleming, as Initial
                          Trustee and not individually

________________________  Richard a. Stamm, as Initial
                          Trustee and not individually


Principal Office:          1665 Charleston Road
                           Mountain View, CA 94043

Resident Agent:            CT Corporation System
                           2 Oliver Street
                           Boston, MA 02109

Trustees:                  Dechert Price & Rhoads
                           Ten Post Office Square, South
                           Suite 1230
                           Boston, MA  02109-4603